Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

METROPCS COMMUNICATIONS, INC.

(a Delaware Corporation)

-i-

-ii-

-iii-

AMENDED AND RESTATED BYLAWS

OF

METROPCS COMMUNICATIONS, INC.

(a Delaware Corporation)

PREAMBLE

In accordance with power conferred to the board of directors (the “Board of Directors”) of MetroPCS Communications, Inc., a Delaware corporation (the “Corporation”), in the First Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) of the Corporation, the Board of Directors approved and adopted these Amended and Restated Bylaws (these “Bylaws”) by unanimous written consent of the Board of Directors on July 15, 2004, such that these Bylaws shall be effective as the bylaws of the Corporation upon, but not prior to, the closing of the Corporation’s initial public offering of common stock pursuant to a registration statement filed under the Securities Act of 1933, as amended. These Bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware (the “Delaware Corporation Law”) and the Certificate of Incorporation. In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the Delaware Corporation Law or the provisions of the Certificate of Incorporation, such provisions of the Delaware Corporation Law or the Certificate of Incorporation, as the case may be, will be controlling.

ARTICLE I

OFFICES

Section 1.1 Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

Section 1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Annual Meeting. An annual meeting of stockholders of the Corporation shall be held at such place, on such date, and at such time as the Board of Directors shall each year designate, which date shall be within thirteen (13) months of the last annual meeting of stockholders or, if no such meeting has been held, the date of incorporation. At such meeting, the stockholders shall elect directors and transact such other business as may be properly brought before the meeting.

Section 2.2 Special Meeting.

(a) Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, (i) may be called by the chairman of the board or the president and shall be called by the president or the secretary at the request in writing of a majority of the total number of authorized directors

(regardless of whether there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board of Directors for adoption), (ii) may not be called by any other person or persons and (iii) shall be held at such place, on such date, and at such time as prescribed in the notice of meeting. Such request shall state the purpose or purposes of the proposed meeting.

(b) No business may be transacted at any special meeting of the stockholders other than the business specified in the notice of the special meeting to stockholders. Nothing contained in this paragraph shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 2.3 Notice.

(a) All notices of meetings of stockholders shall be sent or otherwise given in accordance with this Section 2.3 and Section 5.1 of these Bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided in these Bylaws or the Certificate of Incorporation or required by law. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

(b) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

(c) Such notice shall also comply with any relevant provisions contained in the Certificate of Incorporation.

(d) An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.4 Conduct of Business

(a) No business may be transacted at any meeting of stockholders, other than business that is either:

(i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof),

(ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or

(iii) otherwise properly brought before the meeting by any stockholder of the Corporation who is a stockholder of record on the date of such meeting, on the date of the giving of the notice provided for in this Section 2.4 of this Article II (Meetings of Stockholders — Conduct of Business), and on the record date for the determination of stockholders entitled to vote at such meeting and who complies with the procedures set forth in this Section 2.4 of this Article II (Meetings of Stockholders — Conduct of Business).

(b) Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders only:

(i) pursuant to the Corporation’s notice with respect to such meeting,

(ii) by or at the direction of the Board of Directors or

(iii) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.4 of this Article II (Meetings of Stockholders — Conduct of Business).

(c) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (b) of this Section 2.4 of this Article II (Meetings of Stockholders — Conduct of Business):

(i) the stockholder must have given timely notice thereof in writing to the secretary of the Corporation,

(ii) such business must be a proper matter for stockholder action under the Delaware Corporation Law,

(iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice (as that term is defined below in clause (e)), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and

(iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 2.4 of this Article II (Meetings of Stockholders — Conduct of Business), the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 2.4 of this Article II (Meetings of Stockholders — Conduct of Business).

(d) To be timely, a stockholder’s notice shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before, or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(e) Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended and including any successor provisions thereto (the “Exchange Act”), and such person’s written consent to serve as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (x) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (y) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (z) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

(f) Notwithstanding anything in paragraph (d) of this Section 2.4 of this Article II (Meetings of Stockholders — Conduct of Business) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary date of the preceding year’s annual meeting, a stockholder’s notice required by these Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(g) With respect to directors elected at annual meetings, only persons nominated in accordance with the procedures set forth in this Section 2.4 of this Article II (Meetings of Stockholders — Conduct of Business) shall be eligible to serve as directors, and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.4 of this Article II (Meetings of Stockholders — Conduct of Business). The chair of the meeting shall have the power and the duty to determine whether a nominee or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nominee or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(h) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.4 of this Article II (Meetings of Stockholders — Conduct of Business) and who is a stockholder of record at the time such notice is delivered to the secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice as required by required by paragraph (c) of this Section 2.4 of this Article II (Meetings of Stockholders — Conduct of Business) shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholders’ notice as described above.

(i) For purposes of this Section 2.4 of this Article II (Meetings of Stockholders — Conduct of Business), “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(j) Notwithstanding the foregoing provisions of this Section 2.4 of this Article II (Meetings of Stockholders — Conduct of Business), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.4 of this Article II (Meetings of Stockholders — Conduct of Business). Nothing in this Section 2.4 of this Article II (Meetings of Stockholders — Conduct of Business) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(k) In addition, a person providing notice under Section 2.4 of this Article II (Meetings of Stockholders — Conduct of Business) shall supplementally and promptly provide such other information as the Corporation otherwise reasonably requests.

(l) A majority of the Board of Directors may reject any business proposed by a stockholder that is not timely made or otherwise not made in accordance with the terms of Section 2.4 of this Article II (Meetings of Stockholders — Conduct of Business). If a majority of the Board of Directors reasonably determines that the information provided in a stockholder’s notice does not satisfy the informational requirements of Section 2.4 of this Article II (Meetings of Stockholders — Conduct of Business) in any material respect, then the secretary of the Corporation shall promptly notify such stockholder of the deficiency in writing. The stockholder shall have one opportunity to cure the deficiency by providing additional information to the secretary of the Corporation within such period of time as a majority of the Board of Directors shall reasonably determine, which period shall not exceed 10 days from the date such deficiency notice is given to the stockholder. If the deficiency is not cured within such period, or if a majority of the Board of Directors reasonably determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this paragraph in any material respect, then a majority of the Board of Directors may reject such stockholder’s proposed business. The secretary of the Corporation shall notify a stockholder in writing whether his or her proposal of new business has been made in accordance with the time and information requirements of Section 2.4 of this Article II (Meetings of Stockholders — Conduct of Business).

(m) Notwithstanding any other provision of this Section 2.4 of this Article II (Meetings of Stockholders — Conduct of Business) to the contrary, if the stockholder (or a qualified representative of the stockholder) who has properly brought a nomination or other business before an annual or special meeting of stockholders of the Corporation does not appear at the annual or special meeting to present such nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. If the stockholder bringing such nomination or business before the meeting withdraws such nomination or business, such nomination or business shall no longer be properly before the meeting.

(n) The chairman of a meeting of stockholders may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedure prescribed by Section 2.4 of this Article II (Meetings of Stockholders — Conduct of Business) and if the chairman should so determine, he or she shall so declare to the meeting and such business shall not be transacted.

(o) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted, and no person shall be nominated to serve as a director, at an annual or special meeting of stockholders, unless the requirements of the Certificate of Incorporation shall have been satisfied.

Section 2.5 Voting List. At least 10 days before each meeting of stockholders, the secretary or other officer of the Corporation who has charge of the Corporation’s stock ledger, either directly or through another officer appointed by him or her or through a transfer agent appointed by the Board of Directors, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares of capital stock registered in the name of each stockholder. For a period of 10 days prior to such meeting, such list shall be open to examination by any stockholder in the manner provided by law. The list of stockholders shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law.

Section 2.6 Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws. If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the chairman of the meeting or the stockholders entitled to vote thereat who are present, in person or by proxy, may adjourn the meeting from time to time without notice other than announcement at the meeting (unless the Board of Directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Section 2.7 Required Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of at least a majority of the outstanding shares of capital stock entitled to vote thereat who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of law, the Certificate of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question; provided, however, that the vote of the holders of a plurality of the outstanding shares of capital stock entitled to vote in the election of directors who are present, in person or by proxy, shall be required to effect elections of directors. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.8 Method of Voting; Proxies. Except as otherwise provided in the Certificate of Incorporation (including any certificate establishing a series of Preferred Stock) or by law, each outstanding share of capital stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Each proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

Section 2.9 Record Date.

(a) For the purpose of determining stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, or (iii) to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, for any such determination of stockholders, such date in any case to be not more than 60 days and not less than 10 days prior to such meeting nor more than 60 days prior to any other action. If no record date is fixed:

(i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and

(ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(b) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided,

however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.10 Conduct of Meeting. The chairman of the board and chief executive officer, if such office has been filled, and, if such office has not been filled or if the chairman of the board and chief executive officer is absent or otherwise unable to act, the president of the Corporation shall preside at all meetings of stockholders and act as the chairman of the meeting. The chairman of the meeting shall have the power to adjourn the meeting to another place, if any, date, and time. The chairman of the meeting shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The secretary of the Corporation shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer’s duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these Bylaws or by resolution adopted by the Board of Directors, or if no officer has been given such authority, by some person appointed at the meeting.

Section 2.11 Inspectors. The Board of Directors may, and to the extent required by law or the Certificate of Incorporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count, and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

Section 2.12 Stockholder Action by Written Consent.

(a) For so long as any shares of the Corporation’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), remain issued and outstanding, and unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without a prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(b) If at any time there are no issued and outstanding shares of Class A Common Stock, then the stockholders of the Corporation may not take action by written consent without a meeting but must take any such actions at a duly called annual or special meeting.

Section 2.13 Adjustment for Varied Votes Per Share. If the Certificate of Incorporation provides for more or less than one vote for any share of stock, on any matter, every reference in these Bylaws to a majority or other proportion of stock, voting stock or shares shall refer to such majority or other proportion of the votes of such stock, voting stock or shares.

ARTICLE III

DIRECTORS

Section 3.1 Number; Term; Qualification. The number of directors that shall constitute the whole Board of Directors and the number of directors that shall constitute each class or division of directors, if any, required by the Certificate of Incorporation, shall be determined by resolution of the Board of Directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. Except as provided in Section 3.2 of this Article III, the directors shall be elected at the annual meeting of the stockholders, in accordance with the Certificate of Incorporation, and each director elected shall hold office until his successor is elected and qualified, unless he shall resign, become disqualified or disabled, or otherwise be removed. Directors need not be stockholders.

Section 3.2 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the votes of the directors then in office, though less than a quorum, or by a sole remaining director. The term of a director elected to fill a newly created directorship or other vacancy shall expire at the same time as the terms of the other directors of the class or division of directors, if any, for which the new directorship is created or in which the vacancy occurred (or, if there shall be no classes or divisions of directors, then at the next annual election of directors), and such director shall hold office until his successor is duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10 percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 3.3 Management Power. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of

Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.4 Meetings of Directors. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.5 First Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 3.6 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 3.7 Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the board, the chief executive officer, the president, the secretary or a majority of the authorized number of directors. Notice of the time and place of special meetings shall be: (i) delivered personally by hand, by courier or by telephone; (ii) sent by United States first-class mail, postage prepaid; (iii) sent by facsimile; or (iv) sent by electronic mail, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records. If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the directors. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

Section 3.8 Quorum; Majority Vote. At all meetings of the Board of Directors a majority of the voting power of all directors shall constitute a quorum for the transaction of business and the act of a majority of the votes of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any time that the Certificate of Incorporation provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these Bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

Section 3.9 Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors, or of any committee of the Board of Directors, may be taken without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes of record are maintained in paper form and shall be in electronic form if the minutes of record are maintained in electronic form.

Section 3.10 Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.11 Presumption of Assent. A director of the Corporation who is present at the meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action, unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.12 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.13 Removal of Directors. Subject to and in accordance with the terms and conditions set forth in the Certificate of Incorporation, any director may be removed from office by the stockholders of the Corporation with or without cause. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV

COMMITTEES OF THE BOARD OF DIRECTORS

Section 4.1 Designation. The Board of Directors may designate one or more committees.

Section 4.2 Number; Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire Board of Directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors. Each committee member shall serve as such until the earliest of (i) the expiration of his or her term as director, (ii) his or her resignation as a committee member or as a director, or (iii) his or her removal as a committee member or as a director.

Section 4.3 Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation except to the extent expressly restricted by law, the Certificate of Incorporation, or these Bylaws.

Section 4.4 Committee Changes. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

Section 4.5 Alternate Members of Committees. The Board of Directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, regardless of whether he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 4.6 Regular Meetings. Regular meetings of any committee may be held without notice at such time and place, if any, as may be designated from time to time by the committee and communicated to all members thereof.

Section 4.7 Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place, if any, of such special meeting, to be given or sent to each committee member: (i) personally by hand, by courier or by telephone; (ii) by United States first-class mail, postage prepaid; (iii) by facsimile; or (iv) by electronic mail, directed to each committee member at that member’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records. If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. Any oral notice may be communicated to the committee members. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

Section 4.8 Quorum; Majority Vote . At meetings of any committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Certificate of Incorporation, or these Bylaws. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of record of the proceedings of such committee. Such filing shall be in paper form if the minutes of record are maintained in paper form and shall be in electronic form if the minutes of record are in electronic form.

Section 4.9 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board of Directors upon the request of the Board of Directors. The minutes of the proceedings of each committee shall be delivered to the secretary of the Corporation.

Section 4.10 Compensation. Committee members may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

Section 4.11 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Directors or any director of any responsibility imposed upon it or such director by law.

ARTICLE V

NOTICES

Section 5.1 Notice. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice (except as provided in Section 3.7 or Section 4.7 of these Bylaws, as applicable), but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid or as provided in Section 3.7 or 4.7 of these Bylaws (as applicable), and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or duly delivered or sent in accordance with Section 3.7 or 4.7 of these Bylaws (as applicable). Notice to directors may also be given by telegram or facsimile and shall be deemed to be given when transmitted by such medium. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware Corporation Law.

Section 5.2 Waiver. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting at the beginning of such meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VI

OFFICERS

Section 6.1 Titles. The officers of the Corporation shall be chosen by the Board of Directors and shall include a president, chief financial officer, secretary and assistant secretary and may include such additional officers as may from time to time be authorized by these Bylaws. The Board of Directors may elect from among its members a chairman of the board and a vice chairman of the board. The Board of Directors may also choose one or more vice presidents, assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 6.2 Annual Appointments. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose a president, chief financial officer, secretary and assistant secretary and may include such additional officers as may from time to time be authorized by these Bylaws.

Section 6.3 Additional Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. In addition, the president of the Corporation may appoint such other officers and agents as he shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the president.

Section 6.4 Compensation. The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 6.5 Term of Office; Removal; Vacancies. The officers of the Corporation shall hold office until their successors are elected or appointed by the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the votes of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 6.6 Chairman of the Board. The chairman of the board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.

Section 6.7 Vice Chairman of the Board. In the absence of the chairman of the board, the vice chairman of the board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.

Section 6.8 President. The president shall be the chief executive officer of the Corporation, and in the absence of the chairman of the board and vice chairman of the board he shall preside at all meetings of the stockholders and the Board of Directors. The president also shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 6.9 Execution of Bonds, Mortgages, Etc. The president or any vice president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 6.10 Vice Presidents. In the absence of the president or in the event of his inability or refusal to act, the vice president, if any (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 6.11 Secretary. The secretary of the Corporation shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation, if any, and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation, if any, and to attest the affixing by his signature.

Section 6.12 Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 6.13 Treasurer

(a) The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

(b) The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

(c) If required by the Board of Directors, the treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 6.14 Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VII

CERTIFICATE OF STOCK

Section 7.1 Certificates for Shares. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the chairman or vice chairman of the Board of Directors, or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares of stock owned by him in the Corporation.

Section 7.2 Partly-Paid Shares. Certificates may be issued for partly-paid shares and in such case upon the face or back of the certificates issued to represent any such partly-paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

Section 7.3 Notice of Class, Powers, Designations, Etc. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, and preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in section 202 of the Delaware Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, and preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 7.4 Facsimile Signatures; Signatures by Former Officers. Any of or all the signatures on the stock certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 7.5 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.6 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 7.7 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, regardless of whether it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VIII

QUALIFYING INVESTORS AND FCC REQUIREMENTS

Section 8.1 Qualifying Investors. In order that the Corporation may determine the stockholders that are eligible to be Qualifying Investors (as such term may be defined by the Federal Communications Commission (“FCC”)) of the Corporation as necessary to permit the Corporation to ensure that it qualifies to continue to hold any of its FCC licenses without being subject to any prepayment or other penalty imposed by the FCC in connection with its holding of such licenses (collectively, such requirements shall be referred to as the “Entrepreneurs’ Requirements”), the officers of the Corporation shall obtain from each Qualifying Investor such investor’s consent to be treated by the Corporation as a Qualifying Investor, which consent shall identify those securities of the Corporation that such qualifying Investor deems to be subject to the Qualifying Investors transfer restrictions adopted by the Corporation (the “Qualifying Investor Equity”) and which consent may not be subsequently amended by the Qualifying Investor without consent of the Corporation.

Section 8.2 Existing Entrepreneurs’ Equity Structure. In order to maintain compliance with the Entrepreneurs’ Requirements pursuant to the FCC-approved equity structure on which the Corporation relied as of the effective date of these Bylaws (the “Existing Entrepreneurs’ Equity Structure”), if the percentage of the Qualifying Investor Equity would, as a result of any securities issuance, sale by a Qualifying Investor or other dilutive event, drop below the total percentage of equity required by the FCC to be held by Qualifying Investors under the Existing Entrepreneurs’ Equity Structure (which, as of January 27, 2000, is ten percent (10%)), the Corporation shall, on or prior to the date of such event, automatically grant stock options (pursuant to a stock incentive plan as adopted by the Board of Directors and as approved by the stockholders of the Corporation) to the Qualifying Investors to meet such FCC requirements; provided, however, that the Board of Directors may designate those Qualifying Investors that shall receive such options, but absent such designation, such options shall be granted on a pro-rata basis to the Qualifying Investors based upon the percentage of the Qualifying Investor Equity held by each Qualifying Investor.

Section 8.3 Alternate Entrepreneurs’ Equity Structure. In the event that the Board of Directors determines that it is in the best interests of the Corporation to adopt an alternate FCC-approved equity structure to maintain compliance with the Entrepreneurs’ Requirements as permitted under the FCC’s rules (each an “Alternate Entrepreneurs’ Equity Structure”), then the Corporation shall have the authority to automatically grant stock options (pursuant to a stock incentive plan as adopted by the Board of Directors and as approved by the stockholders of the Corporation) to the Qualifying Investors to meet the Alternate Entrepreneurs’ Equity Structure; provided, however, that the Board of Directors may designate those Qualifying Investors that shall receive such options, but absent such designation, such options shall be granted on a pro-rata basis to the Qualifying Investors based upon the percentage of the Qualifying Investor Equity held by each Qualifying Investor.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Amendments. The Board of Directors may, upon the affirmative vote of at least two-thirds of the Directors then serving, make, adopt, alter, amend, and repeal from time to time these Bylaws and make from time to time new Bylaws of the Corporation (subject to the right of the stockholders entitled to vote thereon to adopt, alter, amend, and repeal Bylaws made by the Board of Directors or to make new Bylaws, as set forth below). The stockholders of the Corporation may adopt, alter, amend, or repeal Bylaws made by the Board of Directors or make new Bylaws solely upon the affirmative vote of the holders of shares having at least two-thirds (or if any shares of Class A Common Stock are issued and outstanding, a majority) of the aggregate votes underlying the outstanding shares of capital stock then entitled to vote thereon.

Section 9.2 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 9.3 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 9.4 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors; provided, that if such fiscal year is not fixed by the Board of Directors and the selection of the fiscal year is not expressly deferred by the Board of Directors, the fiscal year shall be the calendar year.

Section 9.5 Seal. The seal of the Corporation, if any, shall be such as from time to time may be approved by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 9.6 Attestations. With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.

Section 9.7 Headings. The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

Section 9.8 References. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.

Section 9.9 Ratification. Any transaction questioned in any lawsuit on the grounds of, among other things, lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified, before or after judgment, by the Board of Directors, a duly authorized committee thereof, or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

Section 9.10 Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined in specific instances.

Section 9.11 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 9.12 Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.